Exhibit 99.1

FOR IMMEDIATE RELEASE

Unilife Appoints John Ryan as Senior Vice President,

General Counsel and Secretary

York, PA (May 8, 2014) – Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS, ASX: UNS), a leader for differentiated injectable drug delivery systems, today announced the appointment of John Ryan, J.D. as Senior Vice President, General Counsel and Secretary. Christopher Naftzger, J.D., who has been Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer since 2010, will remain at Unilife and assumes the position of Vice President of Legal Affairs.

Mr. Ryan has nearly two decades of legal experience in contract negotiations, corporate compliance, commercial and government litigation, and regulatory matters. Prior to joining Unilife, he was a partner at Duane Morris, one of the 100 largest law firms in the U.S., where he represented healthcare, financial and managed service companies across areas including contract negotiation, dispute resolution, consumer class action litigation and antitrust cases.

For eight years, Mr. Ryan held senior roles including Senior Vice President and Deputy General Counsel at Aramark Corporation, a company with a $6 billion market capitalization and $13.5 billion in annual revenue, where he served as Chief Counsel for several business divisions. Mr. Ryan began his legal career as an Assistant District Attorney at the Manhattan District Attorney’s Office where he led grand jury investigations and prosecuted white-collar criminals. He is admitted to practice in state and federal courts in Pennsylvania and New York, and is a graduate of Northwestern University School of Law and New York University.

Mr. John Ryan commented, “It is exciting to be joining Unilife during this period of rapid growth and business expansion. I look forward to providing legal counsel and strategic guidance to the Board members and management team of Unilife as the Company continues to strengthen its relationships with pharmaceutical companies and redefine the market for injectable drug delivery systems.”

Mr. Alan Shortall, Chairman and CEO of Unilife, said: “John is a dynamic legal professional with nearly two decades of experience in contract negotiation, litigation and corporate compliance. I expect his deep legal expertise, negotiation skills, corporate disclosure and strategic insights will be put to great use at Unilife as we continue to negotiate and sign long-term supply contracts with a multitude of large pharmaceutical and biotechnology companies.”

Mr. Shortall continued, “Chris has done an excellent job building Unilife’s legal, corporate secretarial and compliance functions since our listing on NASDAQ in 2010. His corporate finance and commercial expertise has been important in achieving our financing objectives and securing customer agreements. I appreciate the contribution that Chris has made, and I am pleased that he will continue to be part of the Unilife management team.”

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife’s broad portfolio of proprietary technologies includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, ocular delivery systems and novel systems. Each of these innovative and highly differentiated platforms can be customized to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, please visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future are forward-looking statements. These forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to management. The Company believes that these forward-looking statements are reasonable as and when made. However, investors should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

General: UNIS-G

Investor Contacts (US):	Analyst Enquiries	Investor Contacts (AUS)
Todd Fromer / Garth Russell KCSA Strategic Communications P: + 1 212-896-1215 / 212-896-1250	Lynn Pieper Westwicke Partners P: + 1 415-202-5678	Jeff Carter Unilife Corporation P: + 61 2 8346 6500